Exhibit 99.1

Cocrystal Pharma Reports 2025 Financial Results and Provides Updates on its Antiviral Drug-Development Programs

●	Phase 1b norovirus challenge study is underway at Emory University School of Medicine
●	CDI-988 is the first oral antiviral candidate being developed for norovirus treatment and prevention
●	No approved treatments or vaccines are available for norovirus infection, posing a significant unmet need and contributing to a global economic burden of $60 billion annually

BOTHELL, Wash. (March 31, 2026) – Cocrystal Pharma, Inc. (Nasdaq: COCP) (“Cocrystal” or the “Company”) reports financial results for the year ended December 31, 2025, and provides updates on its antiviral product pipeline, upcoming milestones and business activities.

“We are delighted to report that our norovirus human challenge study evaluating efficacy and safety of CDI-988 is underway at Emory University School of Medicine. In our first cohort, healthy subjects are being inoculated with the GII.2 (Snow Mountain Virus) strain under highly controlled conditions,” said Sam Lee, Ph.D., President and co-CEO of Cocrystal.

“Norovirus remains a significant and underserved market. Developing an effective norovirus antiviral or vaccine has been challenging due to the high genetic and antigenic diversity of norovirus and lack of simple in vitro cell-based assays and animal model system,” Dr. Lee continued. “Using our proprietary structure-based drug discovery platform technology, we developed CDI-988 as a direct-acting, oral antiviral that targets a highly conserved region of the viral 3CL protease found in all known norovirus strains. As a pan-viral 3CL protease inhibitor, CDI-988 also holds potential as a broad-spectrum antiviral effective against coronaviruses.”

“Norovirus outbreaks can strike at any time of year in semi-closed environments such as cruise ships, military settings, and healthcare and assisted-living facilities,” said James Martin, Cocrystal’s CFO and co-CEO. “This constant threat underscores the need for an effective oral treatment and preventive that can be deployed whenever and wherever norovirus infections emerge. With CDI-988, our goal is to provide an easy-to-administer, safe and effective drug to combat these unpredictable outbreaks. We believe CDI-988 represents a key value-creating opportunity for our Company and our investors.”

The Phase 1b randomized, double-blind, placebo-controlled study will enroll up to 40 subjects. The study’s primary endpoint is efficacy in reducing the incidence of clinical symptoms; secondary endpoints include reduction of viral shedding and disease severity, and safety and pharmacokinetic profiles.

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Antiviral Product Pipeline Overview

We leverage our innovative structure-based drug discovery platform technology to develop next-generation, broad-spectrum antivirals that effectively block viral replication. Unlike other drug discovery approaches, our technology identifies compounds that bind to highly conserved regions of viral drug targets, including proteases and replication enzymes. By specifically targeting these essential viral functions, our drug candidates maintain efficacy even as viruses mutate, while simultaneously minimizing off-target interactions that typically lead to adverse side effects. This dual advantage represents a significant breakthrough in antiviral drug development. In addition, our innovative methodology fundamentally transforms the conventional drug discovery paradigm by eliminating the inefficient, resource-intensive cycles of high-throughput compound screening and prolonged hit-to-lead optimization. The result is faster identification of promising candidates with superior resistance profiles and safety characteristics.

Norovirus Program

Norovirus is a common, highly contagious virus that afflicts people of all ages and causes symptoms of acute gastroenteritis including nausea, vomiting, stomach pain and diarrhea, as well as fatigue, fever and dehydration. There are currently no effective treatments or vaccines for norovirus, and the ability to curtail outbreaks is inadequate.

With 685 million global cases annually and a $60 billion worldwide economic impact, norovirus represents one of healthcare’s most pressing unmet needs. In the U.S., noroviruses are responsible for an estimated 21 million infections annually, including an estimated 109,000 hospitalizations, 465,000 emergency department visits and 900 deaths. The annual burden of norovirus to the U.S. is estimated at $10.6 billion. In the developing world, each year noroviruses are responsible for up to 1.1 million hospitalizations and 218,000 pediatric deaths.

Oral protease inhibitor CDI-988 for the treatment of noroviruses and coronaviruses: Our novel, broad-spectrum 3CL protease inhibitor CDI-988 is designed as a potential treatment for noroviruses and coronaviruses. CDI-988 has shown in vitro activity against multiple norovirus strains.

○	In April 2025 we announced that CDI-988 showed superior broad-spectrum antiviral activity against the norovirus GII.17 strain, the most prevalent strain in the U.S. and Europe in 2024-2025.
○	In August 2025 we presented favorable Phase 1 safety and tolerability data from all CDI-988 doses, including a high-dose 1200 mg cohort, at the 2025 Military Health System Research Symposium (MHSRS).
○	In September 2025 we discussed CDI-988’s scientific foundation and clinical progress in an oral presentation at the 9th International Calicivirus Conference, the leading calicivirus scientific meeting.
○	In September 2025 we received a Study May Proceed Letter from the FDA to conduct a Phase 1b challenge study in the U.S. evaluating CDI-988 as a norovirus preventive and treatment.
○	In March 2026 we enrolled the first subjects in our Phase 1b challenge study with the initial cohort evaluating the infectivity rate of the GII.2 challenge inoculum, and subsequent cohorts to be orally administered CDI-988 or placebo.

Influenza Programs

Influenza is a major global health threat that may become more challenging to treat due to the emergence of highly pathogenic avian influenza viruses and resistance to approved influenza antivirals. Currently approved antiviral treatments for influenza are effective but are burdened with significant viral resistance.

Each year approximately 1 billion cases of seasonal influenza, 3-5 million severe illnesses and up to 650,000 deaths are reported worldwide. About 8% of the U.S. population gets sick from flu each season. In addition to the health risk, influenza is responsible for an estimated $10.4 billion in direct medical costs in the U.S. each year.

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CC-42344 is our novel PB2 inhibitor that showed excellent in vitro activity against pandemic and seasonal influenza A strains, as well as against strains that are resistant to Tamiflu® and Xofluza®.

●	Oral CC-42344 as a treatment for pandemic and seasonal influenza A

○	In December 2022 we reported favorable Phase 1 safety and tolerability results.
○	In December 2023 we began a randomized, double-blind, placebo-controlled Phase 2a human challenge study to evaluate the safety, tolerability, and viral and clinical measurements of CC-42344 in influenza A-infected subjects in the United Kingdom, following authorization from the UK Medicines and Healthcare Products Regulatory Agency.
○	In May 2025 we reported that CC-42344 was shown to be active against the highly pathogenic 2024 Texas H5N1 avian influenza strain.
○	In November 2025 an initial Phase 2a study was completed, with CC-42344 showing a favorable safety and tolerability profile with no serious adverse events and no drug-related discontinuations by study participants. Efficacy analyses were not reported due to issues with trial conduct.
○	We plan to continue development of oral CC-42344 as a treatment for pandemic and seasonal influenza A with an additional Phase 2a study.

●	Inhaled CC-42344 as prophylaxis and treatment for pandemic and seasonal influenza A

○	Our preclinical testing showed superior pulmonary pharmacology with CC-42344, including high exposure to drug and a long half-life.
○	We have developed a dry powder inhalation formulation and have completed toxicology studies.

●	Influenza A/B program

○	In October 2025 we received a $500,000 Small Business Innovation Research Phase I award from the NIH’s National Institute of Allergy and Infectious Diseases to support the development of a novel, broad-spectrum lead candidate targeting the influenza A/B polymerase complex.

SARS-CoV-2 and Other Coronavirus Program

By targeting viral replication enzymes and proteases, we believe it is possible to develop effective treatments for all diseases caused by coronaviruses including SARS-CoV-2 and its variants, Severe Acute Respiratory Syndrome (SARS) and Middle East Respiratory Syndrome. CDI-988 showed potent in vitro pan-viral activity against common human coronaviruses, rhinoviruses and respiratory enteroviruses, as well as against noroviruses. By the end of 2031, the global COVID-19 therapeutics market is estimated to exceed $16 billion annually.

Oral protease inhibitor CDI-988 for the treatment of coronaviruses and noroviruses: CDI-988 exhibited superior in vitro potency against SARS-CoV-2 and demonstrated a favorable safety profile and pharmacokinetic properties.

○	In August 2025 we presented favorable safety and tolerability Phase 1 data from all CDI-988 doses, including a high-dose 1200 mg cohort, at the MHSRS.
○	We are currently pursuing further development of CDI-988 as a prophylaxis and treatment for norovirus and remain optimistic about its viability as a treatment for coronaviruses.

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2025 Financial Results

Research and development expenses for 2025 were $5.1 million compared with $12.5 million for 2024, with the decrease primarily due to lower costs with the winddown of the Phase 2a influenza study and reduction in employee-related expenses. General and administrative expenses for 2025 were $4.0 million compared with $5.3 million for 2024, with the decrease primarily due to a reduction in compensation, insurance and corporate expenses.

Net loss for 2025 was $8.8 million, or $0.78 per share, compared with a net loss for 2024 of $17.5 million, or $1.72 per share.

Cocrystal reported unrestricted cash as of December 31, 2025, of $7.7 million compared with $9.9 million as of December 31, 2024. Net cash used in operating activities for 2025 was $8.2 million compared with $16.5 million for 2024. The Company had working capital of $5.9 million and 11.3 million common shares outstanding as of December 31, 2025.

About Cocrystal Pharma, Inc.

Cocrystal Pharma, Inc. is a clinical-stage biotechnology company discovering and developing novel antiviral therapeutics that target the replication process of noroviruses, influenza viruses, coronaviruses (including SARS-CoV-2) and hepatitis C viruses. Cocrystal employs unique structure-based technologies and Nobel Prize-winning expertise to create viable antiviral drugs. For further information about Cocrystal, please visit www.cocrystalpharma.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our plans for the future development of preclinical and clinical product candidates, the and the potential characteristics and benefits of and market for our product candidates. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events. Some or all of the events anticipated by these forward-looking statements may not occur. Important factors that could cause actual results to differ from those in the forward-looking statements include, but are not limited to, the risks and uncertainties arising from inflation, affordability, a deteriorating labor market, the possibility of recession, increases or other developments with respect to interest rates, uncertainty surrounding the impacts arising from imposed and threatened tariffs and developments with respect thereto, and wars and geopolitical conflicts including those in the Middle East and Ukraine on our Company, our collaboration partners, and on the U.S. and global economies, including manufacturing and research delays arising from raw materials and labor shortages, supply chain disruptions and other business interruptions including any adverse impacts on our ability to obtain raw materials and test animals as well as similar problems with our vendors and our current and any future CROs and CMOs, the progress and results of the studies for CC-42344 and CDI-988 including issues with the initial Phase 2a study for CC-42344 which will prolong the development timeline of such product candidate, the ability of our CROs to recruit volunteers for, and to proceed with, clinical studies, our and our collaboration partners’ technology and software performing as expected, financial difficulties experienced by certain partners, the results of future preclinical and clinical trials, general risks arising from clinical trials, receipt of regulatory approvals, regulatory changes including based on initiatives and actions taken by the Trump Administration which could, among other things, result in delays in regulatory approvals or limit access to federal funding for our programs, development of effective treatments and/or vaccines by competitors, including as part of the programs financed by the U.S. government, and potential mutations in a virus we are targeting which may result in variants that are resistant to a product candidate we develop. Further information on our risk factors is contained in our filings with the SEC, including the “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Investor Contact:

Alliance Advisors IR

Jody Cain

310-691-7100

jcain@allianceadvisors.com

Financial Tables to follow

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COCRYSTAL PHARMA, INC.

CONSOLIDATED BALANCE SHEETS

(Dollars and shares in thousands, except per share data)

	December 31, 2025	December 31, 2024

Assets
Current assets:
Cash	$7,025	$9,860
Restricted cash	75	75
Tax credit receivable	662	1,215
Prepaid expenses and other current assets	372	430
Total current assets	8,134	11,580
Property and equipment, net	93	153
Deposits	95	29
Operating lease right-of-use assets, net (including $152 and $42 to related party)	1,390	1,694
Total assets	$9,712	$13,456

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$1,876	$2,127
Current maturities of operating lease liabilities (including $49 and $42 to related party)	334	301
Total current liabilities	2,210	2,428
Long-term liabilities:
Operating lease liabilities (including $104 and $0 to related party)	1,171	1,505
Total long-term liabilities	1,171	1,505
Total liabilities	3,381	3,933

Commitments and contingencies

Stockholders’ equity:
Common stock $0.001 par value; 100,000 and 150,000 shares authorized as of December 31, 2025 and 2024, respectively; 13,784 and 10,174 shares issued and outstanding as of December 31, 2025 and 2024, respectively	13	10
Additional paid-in capital	348,567	342,931
Accumulated deficit	(342,249)	(333,418)
Total stockholders’ equity	6,331	9,523
Total liabilities and stockholders’ equity	$9,712	$13,456

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COCRYSTAL PHARMA, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars and shares in thousands, except per share data)

	December 31,
	2025	2024

Operating expenses:
Research and development	$5,055	$12,537
General and administrative	3,964	5,341
Total operating expenses	9,019	17,878

Loss from operations	(9,019)	(17,878)

Other income (expense):
Interest income, net	134	537
Foreign exchange gain (loss)	54	(163)
Total other income, net	188	374

Net loss	$(8,831)	$(17,504)

Net loss per common share, basic and diluted	$(0.78)	$(1.72)
Weighted average number of common shares outstanding, basic and diluted	11,290	10,174

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